Exhibit 99.1

Rock Creek Pharmaceuticals to Present at the Annual BioPharm America

International Partnering Conference

Sarasota, Fl., August 19, 2015 /PRNewswire/ Rock Creek Pharmaceuticals, Inc., (NASDAQ: RCPI), a clinical stage, drug development company which has focused on the application of its lead compounds to chronic inflammatory conditions, announced that the Company has been invited to present at BioPharm America 2015 in Boston (Sept. 15-17, 2015) at The Boston Marriott Copley Place.

Michael Mullan, MBBS, PhD, Chairman and CEO of Rock Creek Pharmaceuticals, will present clinical data associated with the Company’s ongoing drug development initiatives. as well as an update to the company’s corporate and regulatory strategy.

About BioPharm America 2015

BioPharm America™ is where biotech industry partnerships get started. Meet face-to-face with biotech and pharma executives from around the world to identify and enter into strategic relationships. Equipped with partneringONE®, BioPharm America is the only event in North America based on the same reputable formula as EBD Group’s acclaimed European events BIO-Europe® and BIO-Europe Spring®.

Additional links and information:

Follow BioPharm America 2015 on Twitter:  @EBDGroup (hashtag: #BPA15).

About Anatabine Citrate:

Rock Creek Pharmaceuticals’ compound is a small molecule, cholinergic agonist which exhibits anti-inflammatory pharmacological characteristics, distinct from other anti-inflammatory drugs available such as biologics, steroids and non-steroidal anti-inflammatories. The Company has sponsored extensive pre-clinical (in vitro and in vivo) studies resulting in peer reviewed and published scientific journal articles, covering models of Multiple Sclerosis, Alzheimer's Disease, and Auto-Immune Thyroiditis. All these studies demonstrated the anti-inflammatory effects of the Company’s compound. In addition, the Company's compilation of human exposure, safety and tolerability data, derived primarily from human clinical studies and post-marketing data collection of the previously marketed nutraceutical product, has provided important insights for clinical development.

About Rock Creek Pharmaceuticals, Inc.:

Rock Creek Pharmaceuticals, Inc. is clinical stage drug development company focused on the discovery, development and commercialization of new drugs, formulations and compounds that provide therapies for chronic and acute inflammatory diseases.

For more information, visit: http://www.rockcreekpharmaceuticals.com

Forward Looking Statements:

Certain statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "projects" and similar expressions. The statements in this release are based upon the current beliefs and expectations of our company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including, but not limited to, failure to obtain sufficient capital resources to fund our development program and operations, results of clinical trials and/or other studies, the challenges inherent in new product development initiatives, including the continued development and approval of anti-inflammatory drug candidates, the effect of any competitive products, our ability to license and protect our intellectual property, our significant payables, our ability to raise additional capital in the future that is necessary to maintain our business, changes in government policy and/or regulation, potential litigation by or against us, any governmental review of our products or practices, pending litigation matters, as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 12, 2015. We undertake no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

CONTACT:

Ted Jenkins
Vice President, Corporate Strategy & Development

Rock Creek Pharmaceuticals

2040 Whitfield Avenue, Suite 300

Sarasota, FL 34243

Direct: 941-251-0488
tjenkins@rockcreekpharmaceuticals.com